UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2014

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 West Butler Road

Greenville, South Carolina 29607

(Address of principal executive offices) (zip code)

(864) 422-8011

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On October 1, 2014, following consultation with its independent compensation consultants, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Regional Management Corp. (the “Company”) approved certain compensation arrangements affecting certain of the Company’s executive officers.

Base Salaries

The Committee annually reviews the base salary, bonus, equity-based incentives and other direct and indirect benefits of the executive officers of the Company. On October 1, 2014, the Committee set the base salaries of its executive officers for fiscal 2014 (retroactive to January 1, 2014) as follows: Mr. Thomas F. Fortin, Chief Executive Officer, $420,000; Mr. Donald E. Thomas, Chief Financial Officer, an increase to $309,000; Mr. C. Glynn Quattlebaum, Vice Chairman, $465,800; Ms. A. Michelle Masters, Senior Vice President of Strategic Operations and Initiatives and Assistant Secretary, an increase to $150,000; Mr. Brian J. Fisher, Vice President, General Counsel and Secretary, an increase to $180,000.

Further, as previously announced by the Company on a Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2014, the Committee approved the compensation, including the grant of a nonqualified stock option, to Jody L. Anderson, the Company’s newly hired President and Chief Operating Officer, consistent with Mr. Anderson’s Employment Agreement.

Form Agreements

The Committee also adopted forms of award agreements in connection with the Company’s 2011 Stock Incentive Plan (the “Stock Plan”). Specifically, a form of Nonqualified Stock Option Agreement (the “NQSO Agreement”), a form of Performance-Contingent Restricted Stock Unit Award Agreement (the “RSU Agreement”), a form of Cash-Settled Performance Share Award Agreement (the “Performance Share Agreement”) and a Restricted Stock Award Agreement (the “Restricted Stock Agreement”) were each approved by the Committee.

Each of the NQSO Agreement, RSU Agreement, Performance Share Agreement and Restricted Stock Agreement are attached as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference. The forgoing summary of the award agreements is not complete and is qualified in its entirety by reference to the full texts of such agreements.

Grant of Option Awards, Performance Share Awards, Cash Settled Performance Share Awards and Restricted Stock Awards

The Compensation Committee granted the following awards under the Stock Plan to certain executive officers of the Company: (i) the grant of nonqualified stock options, (ii) the grant of performance-contingent restricted stock units, (iii) the grant of cash-settled performance shares and (iv) the grant of restricted stock, in each case subject to the terms of the Stock Plan and the applicable award agreement.

The following executive officers were each granted a nonqualified stock option to purchase such number of shares of the Company’s common stock as may be determined by dividing the value of the grant (as described below) by the fair value of each option share (calculated on or as close in time as practicable to the grant date in accordance with GAAP and the Black-Scholes option model) as follows: Mr. Fortin, $386,667; Mr. Thomas, $154,500; Mr. Quattlebaum $155,267; Ms. Masters, $50,000; and Mr. Fisher, $75,000. The option price of each option is equal to the fair market value of the Company’s common stock on the grant date and each option has a 10-year term, with the options vesting on December 31, 2016, subject to the executive’s continued employment or as otherwise provided in the NQSO Agreement.

The following executive officers were each granted performance-contingent restricted stock units (“RSUs”) with the target number of units calculated by dividing the value of the grant by the closing price of the Company’s common stock on the grant date, based upon grants of the following values: Mr. Fortin, $386,667; Mr. Thomas, $154,500; Mr. Quattlebaum, $155,267; Ms. Masters, $50,000; and Mr. Fisher, $75,000. The actual number of RSUs, if any, that may be earned may range from 0% to 150% of the target number of units and will be based on achievement of cumulative EBITDA over the performance period, January 1, 2014 through December 31, 2016, and the continued employment of each such executive through December 31, 2016, or as otherwise provided in the applicable award agreement.

The following executive officers were each granted the following number of cash-settled performance shares (“performance shares”) with a target value of $1.00 per share: Mr. Fortin, 386,666; Mr. Thomas, 154,500; Mr. Quattlebaum, 155,266; Ms. Masters, 50,000; and Mr. Fisher, 75,000. The actual value of performance shares, if any, that may be earned may range from 0% to 150% of the target value and will be based on achievement of cumulative net income per share during the performance period, January 1, 2014 through December 31, 2016, and the continued employment of each such executive through December 31, 2016, or as otherwise provided in the applicable award agreement.

The following executive officers were granted the following number of shares of restricted stock, which shall vest, if at all, on February 15, 2017, subject to continued employment from the grant date through the vesting date (or as otherwise provided in the applicable award agreement): Mr. Fortin, 12,589; Mr. Quattlebaum, 10,472; Ms. Masters, 2,338; and Mr. Fisher, 2,517. These grants were intended to serve as 2013 “catch-up” grants to these executive officers due to the fact that they were not granted equity awards in 2013.

2014 Annual Cash Incentive

The Committee also approved target bonus awards to the following executive officers based on a percentage of each such executive’s base salary: Mr. Fortin, 100% of base salary; Mr. Thomas, 100% of base salary; Mr. Quattlebaum, 75% of base salary; Ms. Masters, 45% of base salary; Mr. Fisher, 60% of base salary. Each such executive will be eligible to earn up to 150% of his or her target award based on the achievement of certain performance goals established by the Committee.

Amendment to Letter Agreement

In addition, the Company entered into an amendment to the Employment Offer Letter (the “Amendment”), dated December 12, 2012, between the Company and Mr. Thomas. The Amendment provides that Mr. Thomas will be eligible for a performance bonus in the Company’s short term incentive plan with a target bonus opportunity equal to 100% of his actual base salary. The Amendment also provides that Mr. Thomas will forego certain rights to annual stock option grants under the offer letter and will instead, consistent with the incentive compensation structure applicable to certain other executives, in 2014 be granted a combination of time-based stock options, performance-contingent restricted stock units and cash-settled performance shares with an aggregate target value of 1.5 times his base salary, and that in 2015, Mr. Thomas will be eligible to participate in the Company’s long term incentive plan in the sole discretion of the Committee or the Board. Further, the Amendment updates the offer letter to reflect certain other additional benefits, including 25 days of paid time off, a car allowance of $1,150 per month and the use of a company cell phone. The foregoing summary of the Amendment is not complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Events.

The Board recently adopted a Stock Ownership and Retention Policy for officers and directors of the Company and the Regional Management Corp. Compensation Recoupment Policy, or “Clawback” policy, for certain officers of the Company.

Stock Ownership and Retention Policy

The Stock Ownership and Retention Policy is applicable to all executive officers of the Company, all directors and such other persons as the Committee may determine. Under the newly adopted policy, the Chief Executive Officer must maintain ownership of Company securities with a value equal to five times such executive’s annual base salary. Directors are expected to hold three times their annual Board cash retainer in Company securities. All other covered persons are expected to maintain ownership in Company securities equal to two times such person’s annual base salary. Persons covered by the policy are expected to utilize grants under equity compensation plans to reach the levels of ownership expected by the policy. The policy also incorporates a retention requirement by requiring such persons to retain 50% of the net shares resulting from the vesting or exercise of equity awards to obtain the required ownership under the policy.

Clawback Policy

Under the Compensation Recoupment Policy, the Chief Executive Officer, the Chief Financial Officer, any other person who is an executive officer, the Corporate Controller, and such other persons (each, a “Covered Person”) as may be determined by the Board or the Committee (the “Administrator”) may be required to return to the Company and/or forfeit all or a portion of any cash-based incentive compensation and/or equity-based incentive compensation received by such Covered Person. Such a return or forfeit is required, unless the Administrator determines otherwise, if (i) compensation is received based on financial statements that are subsequently restated in a way that would decrease the amount of the award to which such person was entitled and the restatement is based in whole or in part on the misconduct of the Covered Person, (ii) such compensation was received by the Covered Person and the Administrator determines that such person has violated a non-competition, non-solicitation, confidentiality or other restrictive covenant applicable to such person, or (iii) recoupment is otherwise required under applicable law.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Nonqualified Stock Option Agreement

10.2	Form of Performance-Contingent Restricted Stock Unit Award Agreement

10.3	Form of Cash-Settled Performance Share Award Agreement

10.4	Form of Restricted Stock Award Agreement

10.5	Amendment to Employment Offer Letter, dated October 1, 2014, between Donald E. Thomas and the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: October 7, 2014	By:	/s/ Donald E. Thomas
Donald E. Thomas Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Form of Nonqualified Stock Option Agreement

10.2	Form of Performance-Contingent Restricted Stock Unit Award Agreement

10.3	Form of Cash-Settled Performance Share Award Agreement

10.4	Form of Restricted Stock Award Agreement

10.5	Amendment to Employment Offer Letter, dated October 1, 2014, between Donald Thomas and the Company.